As filed with the Securities and Exchange Commission on July 18, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2193603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

351 Galveston Drive

Redwood City, CA 94063

(650) 216-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard King

President and Chief Executive Officer

351 Galveston Drive

Redwood City, CA 94063

(650) 216-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark B. Weeks Chadwick L. Mills Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130 (650) 843-5000	David W. Pollak Morgan, Lewis & Bockius LLP 101 Park Avenue New York, NY 10178 (212) 309-6058

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒    333-183237

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	$8,500,000	$1,159.40

(1)

There are being registered hereunder such indeterminate number of shares of the Registrant’s common stock, par value $0.001 per share, as shall have an aggregate initial offering price not to exceed $8,500,000. The registrant previously registered the offer and sale of certain securities, including its common stock, par value $0.001 per share, having a proposed maximum aggregate offering price of $50,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-183237), which was declared effective by the Securities and Exchange Commission on August 31, 2012 (the “Related Registration Statement”). As of the date hereof, a balance of $42,500,000 of such securities remains to be offered and sold under the Related Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of the registrant’s common stock, par value $0.001 per share, having a proposed maximum aggregate offering price of $8,500,000 is hereby registered.

(2)

The proposed maximum aggregate offering price per share will be determined by the Registrant in connection with the issuance by the Registrant of the shares of its common stock, par value $0.001 per share, registered hereunder.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction IV(A) to Form S-3 to register an additional $8,500,000 of the Registrant’s common stock, par value $0.001 per share. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-183237), filed with the Securities and Exchange Commission on August 10, 2012 and declared effective by the Securities and Exchange Commission on August 31, 2012, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 17th day of July 2013.

ACELRX PHARMACEUTICALS, INC.

By:	/S/ RICHARD A. KING
Richard A. King
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ RICHARD A. KING Richard A. King	Chief Executive Officer and Director (Principal Executive Officer)	July 17, 2013

/S/ JAMES H. WELCH James H. Welch	Chief Financial Officer (Principal Financial and Accounting Officer)	July 17, 2013

/S/ ADRIAN ADAMS Adrian Adams	Director	July 17, 2013

* Mark G. Edwards	Director	July 17, 2013

* Stephen J. Hoffman	Director	July 17, 2013

* Guy P. Nohra	Director	July 17, 2013

* Pamela P. Palmer	Director	July 17, 2013

* Howard B. Rosen	Director	July 17, 2013

* Mark A. Wan	Director	July 17, 2013

*By:	/S/ RICHARD A. KING Richard A. King Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of the Document

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Previously filed on the signature page of the Registrant’s Registration Statement on Form S-3 (File No. 333-183237), filed with the Securities and Exchange Commission on August 10, 2012, and incorporated by reference herein.